UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2008

Kaiser Himmel Imperiali, Inc.
(Exact name of registrant as specified in this charter)
(Formally Imperiali, Inc.)

Florida		65-0574887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 S. Flagler Dr., Suite 800W, West Palm Beach, FL	33139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code: (561) 805-9494

Imperiali, Inc.

(Former Name or Former Address, if Changes since Last Report)

Item 1.01
Entry into a Material Definitive Agreement

Item 1.02
Termination of a Material Definitive Agreement

Item 5.01
Changes in Control of Registrant

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 7.01
Regulation FD Disclosure

Item 8.01
Other Events

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Attached is Exhibit 1.1 the Company’s audited financial statements for the six months ended February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAISER HIMMEL IMPERIALI, INC.

By:	/s/ Eric Skyes
Chief Executive Officer

Date: March 21, 2008